FINAL SETTLEMENT AGREEMENT
                           --------------------------

     THIS FINAL SETTLEMENT AGREEMENT is entered into as of the 10th day of August, 1998 (the "Effective Date") between Advance Display Technologies, Inc. ("ADT") and Display Group, LLC ("Display"), on the first part, and Jeffrey S. Robinson ("Robinson") and Corporate Partners, Inc. ("CPI") on the second part.

                                    RECITALS
                                    --------

     A. WHEREAS, Display has initiated suit against CPI and Robinson in the District Court for Lubbock County, Texas, Display Group, LLC v. Corporate Partners, Inc., et al., Case No. 96- 557024 (the "Texas Litigation"); and

     B. WHEREAS, Display has initiated suit against American Consolidated Growth Corporation ("ACGC") and others in the District Court for Arapahoe County, Colorado, Display Group, LLC v. American Consolidated Growth Corporation, et. al., Case No. 96-CV-1560 (the "Colorado Litigation"); and

     C. WHEREAS, each of the Defendants in the Texas Litigation and the Colorado Litigation timely filed Answers denying all liability to any of the Plaintiffs and the Colorado Litigation has now been set for trial; and

     D. WHEREAS, under the terms of that certain EXCHANGE AGREEMENT between ACGC and CPI , dated October 26, 1996 (the "Exchange Agreement"), ACGC has assigned to CPI all of its right, title and interest in all actions, suits, claims, causes of action, damages, judgments and demands, whether at law or in equity, that it has or may have against ADT and Display and their affiliates and related entities; and

     E. WHEREAS, CPI and/or Robinson claim an ownership interest in 1,402,157 shares of common stock of ADT ( the "ADT Stock"), some of the certificates for which are in the registry of the Arapahoe County District Court, Case No. 96-CV-1560;

     F. WHEREAS, the parties to this Final Settlement Agreement desire to compromise, settle and finally resolve all disputes, controversies, demands, claims, causes of action, promises, covenants, commitments, liabilities, costs, expenses and assertions (collectively referred to as the "Claims") which have arisen at any time prior to the execution of this instrument;

     NOW, THEREFORE, in exchange for the mutual promises, commitments and consideration recited herein, and other good and valuable consideration, the receipt and sufficiency whereof is hereby acknowledged, it is hereby agreed as follows:

                                    AGREEMENT
                                    ---------

     1. Cash Consideration. On or before August 10, 1998, CPI and Robinson shall cause to be paid to ADT and Display the sum of One Hundred Seventy Five Thousand Dollars ($175,000.00) in readily available funds.

     2. Dismissal of Claims/Litigation. Immediately upon payment of the Cash Consideration described in Paragraph 1 above, each of the parties hereto shall execute and cause to be filed in Texas Litigation and the Colorado Litigation joint motions for dismissal with prejudice. Therein, the parties shall jointly seek immediate entry of Orders in the Texas Litigation and the Colorado
Litigation dismissing , with prejudice, all Claims which any of the parties asserted or which could have been asserted by any parties, with each party to bear its own costs and attorneys' fees and releasing the ADT stock to ADT.

     3.  Assignment  of ADT  Stock.  Immediately  upon the  payment  of the Cash
Consideration described in Paragraph 1 above, CPI and Robinson, and/or ACGC shall each assign to ADT, and or its designees, all of their respective right, title and interest in the ADT Stock, shall deliver to ADT appropriate stock powers to evidence the assignment and shall sign a stipulation authorizing the release of the ADT stock from the court Registry to ADT. Furthermore, to the extent that the parties discover any additional shares of ADT owned by CPI or Robinson and/or ACGC the parties shall promptly assign to ADT via appropriate instruments of assignment and stock powers all such ADT shares.

     4. Releases by Robinson and CPI.

     a. Robinson and CPI each release, acquit and forever discharge ADT, Display and Display Optic, Ltd., and their respective affiliates, shareholders, members, directors, managers, officers, representatives, employees, attorneys, agents and assigns (collectively referred to as the "Display Releasees"), of and from any and all Claims, asserted or unasserted, known or unknown, mutual mistake of fact notwithstanding, that Robinson and/or CPI ever had, now has or may have in the future against any of the Display Releasees based upon any act, omission, matter, transaction or cause of occurring at any time on or before the Effective Date.

     b. Robinson and CPI each agree and covenant not to institute, cause to be instituted, or cooperate in or facilitate the institution of, any action against any of the Display Releasees in which action liability is in any way to be predicated upon any of the Claims released herein. Robinson and CPI each agree to indemnify and hold harmless each of the Display Releasees from and against all Claims or losses, including reasonable attorneys' fees, incurred by any of the Display Releasees in defending against any Claim filed in violation of the release specified herein.

     5. Releases by ACGC.

     a. In accordance with the terms of the Exchange Agreement, on behalf and as assignee of ACGC, CPI hereby releases, acquits and forever discharges ADT, Display and Display Optics, Ltd., and their respective affiliates, shareholders, members, directors, managers, officers, representatives, employees, attorneys, agents and assigns (collectively referred to as the "Display Releasees"), of and from any and all Claims, asserted or unasserted, known or unknown, mutual mistake of fact notwithstanding, that ACGC ever had, now has or may have in the future against any of the Display Releasees based upon any act, omission, matter, transaction or cause occurring at any time on or before the Effective Date.

     b. CPI agrees and covenants not to institute, cause to be instituted, or cooperate in or facilitate the institution of, any action against any of the Display Releasees in which action liability is in any way to be predicated upon any of the Claims released herein. CPI agrees to indemnify and hold harmless each of the Display Releasees from and against all claims or losses, including reasonable attorneys' fees, incurred by any of the Display Releasees in defending against any Claim filed in violation of the release specified herein.

     6. Releases by ADT and Display.

     a. ADT and Display each release, acquit and forever discharge Robinson and CPI, and their respective affiliates, shareholders, directors, officers, representatives, employees, attorneys, agents, heirs, successors and assigns (collectively referred to as the "Robinson Releasees") of and from any and all Claims, asserted or unasserted, known or unknown, mutual mistake of fact notwithstanding, that ADT and/or Display ever had, now has or may have in the future against any of the Robinson Releasees based upon any act, omission, matter, transaction or cause occurring at any time on or before the Effective Date.

     b. ADT and Display each agree and covenant not to institute, cause to be instituted, or cooperate in or facilitate the institution of, any action against any of the Robinson Releasees in which action liability is in any way to be predicated upon any of the Claims released herein. ADT and Display each agree to indemnify and hold harmless each of the Robinson Releasees from and against all Claims or losses, including reasonable attorneys' fees, incurred by any of the Display (sic) Releasees in defending against any Claim filed in violation of the release specified herein.

     7. No Admission of Liability. It is expressly understood and agreed by each party to this Final Settlement Agreement that this instrument incorporates a compromise and settlement of disputed Claims, and that the other parties have executed and delivered this instrument, and will fully and timely comply with its terms, to avoid the expense and uncertainty of litigation. Nothing herein shall be deemed or construed to be an admission or acknowledgment by any party of any wrongdoing or liability of any kind or nature, each party being expressly understood to deny all allegations of wrongdoing and liability.

     8. Authority and Nonassignment of Claims. Each of the parties to this Final Settlement Agreement represents and warrants to the other parties to this instrument that he/it has full authority to enter into this Final Settlement Agreement and that is has not assigned, transferred, conveyed, encumbered or pledged any all or any part of any Claims released herein, and that no person, group, entity or party, other than the parties to this instrument, has any interest in any such Claim.

     9. Confidentiality and Non-Disparagement. The parties expressly recognize that this Agreement and its terms are of a highly confidential nature. Disclosure of the terms of this Agreement may be prejudicial or damaging to one or more of the parties hereto in one or more respects that are difficult to anticipate. Accordingly, except as may otherwise be required by law, or as necessary for legal or accounting advice or services, the parties shall maintain in the strictest confidence the terms and conditions of this Agreement. Moreover, the parties each agree that they shall not disparage any of the other parties to this Final Settlement Agreement.

     10. Paragraph Headings and Construction. The parties to this Final Settlement Agreement acknowledge and agree that the paragraph headings contained herein are for convenience only and may not describe completely the subject matter of the paragraph to which they apply. Such paragraph headings shall not be used in any manner to construe, limit, define or interpret any term or provision hereof. The parties further acknowledge and agree that this instrument has been fully negotiated and reviewed among the parties and their respective counsel, and no uncertainty or ambiguity in any term or provision hereof shall be construed strictly against any party hereto under any rules of the construction or otherwise.

     11. Advice of Counsel. Each of the parties to this Final Settlement Agreement acknowledges and represents that it has obtained the advice of legal counsel of his/its respective choice prior to the execution of this instrument, that each has read this instrument carefully, that each has been advised of its meaning and consequences by its respective counsel, and that each executes this instrument of his/its own free will.

     12. Parties to Bear Own Costs and Expenses. Except as otherwise provided herein, each party to this Final Settlement Agreement shall bear its own costs, expenses, and attorneys' fees, whether taxable or otherwise, incurred in or arising out of, or in any way connected with, the disputes which are the subject of this instrument.

     13. Benefit of the Agreement. This Final Settlement Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto, as well as their respective present and former shareholders, members, directors, managers, officers, representatives, employees, agents, attorneys, heirs, successors, and assigns.

     14. Integration: Entire Agreement. This Final Settlement Agreement constitutes the complete, final and exclusive agreement of the parties with respect to the subject hereof. It supersedes all prior or contemporaneous negotiations, discussions, representations, warranties, undertakings and agreements, whether written or oral, which are not set forth in this instrument.

The parties hereby acknowledge and agree that the terms of this instrument are not a mere recital. In executing and delivering this instrument, each Party warrants that it has relied exclusively upon its own judgment and that of his/its counsel, and that each has in no way relied upon or been induced by any representation, statement or act by any other party or its representatives, except as contained or referred to herein. No part of this Final Settlement Agreement may be altered, amended, modified or varied by any Party except in a writing signed by all parties hereto.

     15. Governing Law. This Final Settlement Agreement shall be deemed to have been entered into and shall be construed and enforced in accordance with the laws of the State of Colorado as applied to contracts made and to be performed entirely within the State of Colorado.

     16. Enforcement. Each of the parties covenants and agrees that the terms of this Final Settlement Agreement may be enforceable by an order of specific performance. In the event that any action, suit or proceeding is initiated to interpret or enforce the terms of this instrument, the prevailing party or parties shall be entitled (in addition to any other relief or remedy to which it may be entitled) to recover its reasonable attorneys' fees from the other parties to this instrument.

     17. Execution in Counterparts/Facsimile. This Final Settlement Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original of the instrument, and all of which taken together shall constitute a single agreement among the Parties hereto. This instrument may be executed with facsimile signatures which shall be deemed the same as an originally executed document.

     IN WITNESS WHEREOF, the Parties have executed and delivered this instrument to be effective as of the date first above written.

                                          ADVANCE DISPLAY TECHNOLOGIES, INC.



                                          By: /s/ Kenneth P. Warner
                                             -----------------------------------
                                                                       President

                                          DISPLAY GROUP, LLC



                                          ADVANCE DISPLAY TECHNOLOGIES, INC.
                                          By: /s/ Kenneth P. Warner, President
                                             -----------------------------------
                                                                         Manager

                                          CORPORATE PARTNERS, INC.



                                          By: /s/ Jeffrey S. Robinson
                                             -----------------------------------
                                                                       President



                                          By: /s/ Jeffrey S. Robinson
                                             -----------------------------------
                                                             Jeffrey S. Robinson

                                 GENERAL RELEASE
                                 ---------------

     FOR AND IN CONSIDERATION of Ten Dollars ($10.00), in hand paid, and other good and valuable consideration, the receipt and sufficiency whereof is conclusively acknowledged, the undersigned hereby releases, acquits and forever discharges Advanced Display Technologies, Inc. and Display Group, LLC, Display Optics, Ltd. and all of their respective affiliates, shareholders, members, directors, managers, officers, representatives, employees, attorneys, agents and assigns (collectively referred to as the "Display Releasees") of and from any and all disputes, controversies, demands, claims, causes of action, promises, covenants, commitments, liabilities, costs, expenses and assertions, regardless of how arising, asserted or unasserted, known or unknown, mutual mistake of fact not withstanding, that the undersigned ever had, now has or may have in the future against any of the Display Releasees based upon any act, omission, matter, transaction or cause occurring at any time on or before August 10, 1998.

     IN WITNESS WHEREOF, the undersigned has executed and delivered this instrument as of August 10, 1998.


                                            /s/ Michael D. Writer
                                            ------------------------------------
                                                                  Michael Writer

                                STOCK ASSIGNMENT

FOR VALUE RECEIVED, CORPORATE PARTNERS, INC. and Jeffrey S. Robinson, the undersigned, hereby sell(s), assign(s) and transfer(s) one million six hundred twenty three thousand seven hundred fifty (1,623,750) shares of the common stock, of the Advance Display Technologies, Inc. unto_________________, which stock is standing in the name of the undersigned on the books and records of the corporation represented by certificate no._______________, and to hereby irrevocably constitute and appoint_________________________ as attorney-in-fact to transfer the said stock on the books of the company with full power of substitution in the premises.

     DATED:  August 10, 1998
                                          CORPORATE PARTNERS, INC.



                                             By: /s/ Jeffrey S. Robinson
                                                --------------------------------
                                                                       President



                                                 /s/ Jeffrey S. Robinson
                                                --------------------------------
                                                             Jeffrey S. Robinson
In the presence of:


____________________________________